Exhibit 99.1

Movano Health Granted Listing Extension by Nasdaq

PLEASANTON, CA August 28, 2025 -- Movano Health (Nasdaq: MOVE)(the “Company”) announced today that, by letter received on August 27, 2025, the Nasdaq Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) has determined to grant the Company’s request to continue its listing on Nasdaq, subject to (i) the Company regaining compliance with Listing Rule 5250(c)(1), requiring the timely filing of periodic reports (the “Period Filing Rule”), by filing its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 on or before September 30, 2025, and (ii) the Company demonstrating compliance with Listing Rule 5550(a)(2), requiring the maintenance of $1.00 per share bid price (the “Bid Price Rule”), on or before October 30, 2025.

The Panel’s determination follows a hearing on August 19, 2025, at which the Panel considered the Company’s plan to regain compliance with the Periodic Filing Rule and the Bid Price Rule. The Company has and continues to work diligently with its new auditor to complete and file with the Securities and Exchange Commission (“SEC”) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025, and expects to do so within the extension period granted by the Panel. Additionally, on August 19, 2025, the Company filed a Preliminary Proxy Statement for its Annual Shareholders Meeting to be held on September 26, 2025, at which the Company’s shareholders will have the opportunity to approve a reverse stock split proposal, the effect of which will allow the Company to demonstrate compliance with the Bid Price rule within the extension period granted by the Panel.

About Movano Health

Founded in 2018, Movano Inc. (Nasdaq: MOVE) dba Movano Health, maker of the Evie Ring (www.eviering.com), is developing a suite of purpose-driven healthcare solutions to bring medical-grade data to the forefront of wearables. Featuring modern and flexible form factors, Movano Health’s devices offer an innovative approach to delivering trusted data to both customers and enterprises, capturing a comprehensive picture of an individual’s health data and uniquely translating it into personalized and intelligent insights.

Movano Health’s proprietary technologies and wearable medical device solutions will soon enable the use of data as a tool to proactively monitor and manage health outcomes across a number of patient populations that exist in healthcare. For more information on Movano Health, visit https://movanohealth.com/.

Forward Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements relating to the Company’s plan to regain compliance with Nasdaq’s rules and the timing thereof. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to the potential inability to meet Nasdaq’s requirements within the extension period granted by the Nasdaq Panel; uncertainties associated with the Company’s preparation of the delinquent filings; uncertainties associated with achieving the required shareholder vote necessary to approve a reverse stock split proposal and the possibility of additional delays in the filing of the delinquent filings and the Company’s other SEC filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contact

Jill Schmidt/JSPR

jill@jillschmidtpr.com

T: 847-904-2806